Exhibit 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT. THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

MIROMATRIX MEDICAL INC.

This certifies that as of the date written above (the “Warrant Issue Date”), for value received, [ ] (“Holder”) is entitled, subject to the terms set forth below, to purchase from Miromatrix Medical Inc., a Delaware corporation (the “Company”), such number of fully paid and non-assessable shares of common stock of the Company (“Common Stock”), as set forth in Section 2 hereof (subject to adjustment as provided in Section 10 hereof), upon surrender hereof at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment thereof in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.                 Term of Warrant; Exercisability. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part, at any time or from time to time following the Warrant Issue. Date); provided, however, that, notwithstanding anything to the contrary herein, this Warrant shall expire at 5:00 p.m. on [ ], and shall be void thereafter.

2.                 Exercise Price and Number of Shares. The Holder is entitled to subscribe for and purchase [ ] shares of Common Stock from the Company at [ ] Dollars per share, subject to any adjustments made pursuant to Section 10 hereof (the “Exercise Price”).

3.                  Exercise of Warrant.

(A)             Manner of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise attached hereto duly completed ‘and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with payment of an amount equal to the Exercise Price multiplied by the number of shares then being purchased, at Holder’s option in cash, by bank cashier’s check or certified check (or other check acceptable to the Company) or by wire transfer to a bank account designated by the Company for that purpose by written notice to Holder.

(B)              Effective Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Holder a certificate or certificates in the name of the Holder or as such Holder may direct (upon payment by such Holder of any applicable transfer taxes) for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new warrant of like tenor exercisable for the number of shares then remaining for which this warrant may then be exercised.

(C)              Net Issue Exercise.

(i)                 In lieu of exercising this Warrant in the manner provided above in Section 3(A), the Holder may elect to receive shares equal to the value of this Warrant (or portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election on the Notice of Exercise form attached hereto duly executed by such Holder or such Holder’s duly authorized attorney, in which event the Company shall issue to such Holder a number of shares computed using the following formula:

X = Y (A-B)

A

Where               X = The number of shares to be issued to the Holder

Y = The number of shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation)

A = The fair market value of one share (at the date of such calculation)

B = The Exercise Price (as adjusted to the date of such calculation)

(ii)              For purposes of this Section 3(C), the fair market value of one share on the date of calculation shall mean the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock (in the case of an exercise pursuant to Section 2(a)(i)) or Common Stock (in the case of an exercise pursuant to Section 2(a)(ii)), as applicable, sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors and agreed to by the Holder.

4.                  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.                 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity bond or other security in an amount reasonably satisfactory as sufficient security, or in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.                  Rights of Stockholders.

(A)             Limitations on Rights of Warrant. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

(B)              Notices of Certain Transactions. In case of:

(i)             any Common reorganization of the Company, any reclassification of the Common stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(ii)             the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(iii)            the initial public offering of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, and stating the amount and character of such right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.                  Transfer of Warrant.

(A)             Non-transferability of Warrant. This Warrant may be transferred, in whole or part, without consent of the Company, only to an Affiliate of the Holder and to and from the beneficial owner hereof and any nominee from time to time acting as custodian for the beneficial owner hereof, in each case upon receipt of a representation reasonably satisfactory to the Company from the proposed transferee that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act and is taking this Warrant for his, her or its own account, for investment and not with a view towards distribution or resale. This Warrant may also be transferred, in whole or part, to a non-Affiliate of the Holder with the prior written consent of the Company. For purposes hereof, the term “Affiliate” means any parent, subsidiary, stockholder, partner, retired partner or member of the Holder, and if the beneficial owner of this Warrant is an individual, any spouse, child, heir, legatee, executor or other personal representative of such individual. Any such transfer shall be made only in compliance with all applicable federal and state securities laws.

(B)              Exchange of Warrant Upon Transfer. On the surrender of this Warrant in connection with a transfer pursuant to the terms of Section 7(A), the Company, at its expense, shall issue to the successor a new warrant or warrants of like tenor, in the name of the assignees, successors or heirs, who shall thereupon become the Holder(s) thereof, and shall be subject to all of the terms and conditions thereof.

(C)              Compliance With Securities Laws.

(i)                The Holder of this Warrant, or if the Holder is a custodian, the beneficial owner of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s (or beneficial owner’s) own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal or state securities laws. Upon exercise of this Warrant (other than pursuant to the net exercise provision of Section 3(C)), the Holder shall as a condition to such exercise, if reasonably requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii)              All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws), so long as such legend is required by applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.

If the legend is no longer required (as evidenced by a legal opinion >for the Holder or the Company or by evidence otherwise reasonably satisfactory to the Company), the Company will promptly remove such legend.

8.                 Reservation of Stock. During the term of this Warrant, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of the Company’s Common Stock to provide for the exercise of this Warrant. If at any time during the term of this Warrant the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. All shares that may be issued upon the exercise of rights represented by this Warrant upon issuance, will be fully paid and non-assessable, free from all taxes, liens and charges in respect of the issuance thereof.

9.                 Amendments. This Warrant may not be amended, nor may any provision of this Warrant or any default, misrepresentation, or breach under this Warrant be waived or amended, except in a writing executed by all parties to this Warrant.

10.               Special Provision.

(A)          Reclassification. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(B)              Split, Subdivision, Reverse Split or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, or split, subdivide, reverse split or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price per share for such securities shall be proportionately decreased in the case of a stock dividend, split or subdivision or proportionately increased in the case of a combination or reverse split and the number of shares which the Holder hereof shall be entitled to receive upon exercise shall be correspondingly appropriately adjusted.

11.               No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith use its best efforts to carry out all of the provisions of this Warrant, including without limitation, the provisions of Section 10, and to take all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

12.               Lockup Following Public Offering. The Holder agrees not to offer, sell or otherwise dispose of any of the shares of Common Stock within 180 days following the effective date of an initial public offering of Common Stock by the Company or such shorter time period as approved by the Company in writing or such longer period up to 12 months as may be required by the managing underwriter or otherwise for listing of the Company’s Common Stock.

13.                Miscellaneous.

(A)            Notices. Any notice required or permitted under this Warrant shall be in writing sent by hand or certified or registered, first class mail, return receipt requested, to:

Holder:

Company:	Miromatrix Medical Inc.
10399 West 70th Street
Eden Prairie, MN 55344
Attention: President and Chief Executive Officer

or to such other address of which either party shall notify the other by similar notice.

(B)              Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law provisions.

(C)              Successors. This Warrant shall be binding upon any successor(s) or assign(s) of the Company.

(D)             Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(E)              Saturdays, Sundays, and Holidays. If the expiration date of this Warrant falls on a Saturday, Sunday or a Holiday, the term of this Warrant shall be extended to the next business day. “Holiday” as used herein means any day on which the principal office of the Company is officially closed or which is a bank closing day for banks in New York or in the Federal Reserve System. “Close of business” as used herein means close of business in the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Miromatrix Medical Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

MIROMATRIX MEDICAL INC.

Date:	By:
Name: Jeffrey J. Ross
Title: Chief Executive Officer

NOTICE OF EXERCISE

To:     Miromatrix Medical Inc.:

1.        The undersigned hereby elects to purchase                             shares of Common Stock of Miromatrix Medical Inc. pursuant to the terms of the attached Warrant:

[Check Appropriate Box]

☐       a.       Tenders herewith payment of the exercise price for such shares in full.

☐       b.       Elects to exercise this Warrant for                             shares of Common Stock purchasable pursuant to the net exercise provisions of Section 3(C) of the Warrant.

2.         If the undersigned is exercising this Warrant pursuant to 1(a) above, the undersigned hereby confirms and acknowledges that the shares of the Common Stock to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and not with a view towards distribution, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Act, as amended, or any state securities laws.

3.       Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below.

4.         Please issue a new Warrant for the unexercised portion (if any) of the attached Warrant.

Signature	Date

Name [PLEASE PRINT]